Exhibit 10.1

MODIFICATION OF LOAN DOCUMENTS

THIS MODIFICATION OF LOAN DOCUMENTS (this "Agreement") is made as of September 30, 2016 by and among IRESI FREDERICK MARKET SQUARE, L.L.C., a Delaware limited liability company (“Borrower”), INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation (“Initial Term Guarantor”), INLAND RESIDENTIAL PROPERTIES TRUST, INC., a Maryland corporation (“Substitute Guarantor”, and together with Initial Term Guarantor, “Guarantors”) and PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation, its successors and assigns ("Lender").

R E C I T A L S:

A.              Lender has previously made a loan to Borrower (the “Loan”) in the principal amount of Forty-Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($45,750,000.00) evidenced by that Secured Promissory Note (the “Initial Note”) dated September 30, 2015 made by Borrower payable to the Lender, pursuant to the terms and conditions of that Loan Agreement (the “Loan Agreement”) dated as of September 30, 2015 by and between Borrower and Bank and secured by, among other things, that certain Purchase Money Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Deed of Trust”) dated as of September 30, 2015 executed by Borrower to and for the benefit of Lender and recorded with the Frederick County, Maryland Recorder’s Office on October 6, 2015 in Book 10795, Page 0060, encumbering the property commonly known as 300 Cormorant Place, Frederick, Maryland 21701 and legally described therein (the “Property”).

C.       The Loan is further secured by a Guaranty (the "Initial Term Guaranty") dated as of September 30, 2015 from Initial Term Guarantor to Lender.

D.       The Loan Agreement, the Note (defined below), the Mortgage, the Assignment of Leases, the Initial Term Guaranty, the Substitute Guaranty (as defined below) and the other documents evidencing, securing and guarantying the Loan, in their original form and as amended, are sometimes referred to herein as the "Loan Documents").

E.       Borrower has timely and duly exercised the Extension Option described in the Initial Note and desires to amend the Loan Documents in order to, among other things, (i) document the new reduced Interest Rate, (ii) release the Initial Term Guarantor, (iii) deliver the Guaranty (“Substitute Guaranty”) of even date herewith from Substitute Guarantor, pursuant to the terms and conditions of the Loan Agreement to Lender, and (iv) amend the Note to reflect the reduced principal balance of the Loan.

AGREEMENTS:

NOW, THEREFORE, in consideration of (i) the facts set forth hereinabove (which are hereby incorporated into and made a part of this Agreement), (ii) the agreements by Lender to modify the Loan Documents, as provided herein, (iii) the covenants and agreements contained herein, and (iv) for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Maturity Date. The Maturity Date of the Note is extended to September 30, 2023. Any reference in the Note, the Loan Agreement or any other Loan Document to the Maturity Date shall mean September 30, 2023.

2.               Principal and Interest.

(a)  Borrower has previously made certain principal prepayments which result in a new outstanding principal balance of $27,450,000.00. Borrower shall execute and deliver to Lender that First Amended and Restated Secured Promissory Note (the “First Amended Note” and together with the Initial Note, the “Note”) of even date herewith made by Borrower payable to Lender in the reduced principal balance of $27,450,000.00

(b)  Principal and interest shall be due and payable as set forth in the First Amended Note.

3.               Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to Lender as follows:

(a)            The representations and warranties in the Loan Agreement, the Deed of Trust and the other Loan Documents are true and correct as of the date hereof.

(b)            There is currently no Event of Default (as defined in the Loan Agreement) under the Loan Agreement, the Note, the Deed of Trust or the other Loan Documents and Borrower does not know of any event or circumstance which with the giving of notice or passing of time, or both, would constitute an Event of Default under the Loan Agreement, the Note, the Deed of Trust or the other Loan Documents.

(c)            The Loan Documents are in full force and effect and, following the execution and delivery of this Agreement, they continue to be the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity.

(d)            There has been no material adverse change in the financial condition of Borrower, Initial Guarantor, Substitute Guarantor or any other party whose financial statement has been delivered to Lender in connection with the Loan from the date of the most recent financial statement received by Lender.

(e)            As of the date hereof, Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

(f)              Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

4.               Extension Option Conditions Precedent. As a conditions precedent to Borrower’s exercise of the Extension Option, Lender’s agreeing to modify the Loan Documents in connection therewith, and Lender’s acceptance of the First Amended Note, Borrower has agreed and, as applicable, provided or caused to be provided, the following:

(a)       Lender shall have received duly executed originals of this Agreement, the First Amended Note, the Substitute Guaranty, which is in substantially the form attached to the Loan Agreement as Exhibit A, and such other certificates and other documents as Lender requires (this Agreement, the First Amended Note and the Substitute Guaranty are referred to collectively as the “Modification Documents”).

(b)       As of the date hereof and for the term of the Loan, Substitute Guarantor agrees to comply with the following financial reporting requirements:

Substitute Guarantor is an entity that files a Form 10-K report with the Securities and Exchange Commission. In lieu of the financial reporting requirements in Section 5.1 of the Loan Agreement, Substitute Guarantor shall provide to Lender within one hundred twenty (120) days after the end of each of Substitute Guarantor’s fiscal years, Substitute Guarantor’s Form 10-K report filed with the Securities and Exchange Commission. Provided the Substitute Guarantor’s Form 10-K is filed timely and is available for viewing on a web site maintained by the Securities and Exchange Commission, then Substitute Guarantor will have been deemed to satisfy this reporting requirement. Notwithstanding the foregoing, Substitute Guarantor shall at all times be responsible for delivering such Form 10-K report to Lender within said 120 day time period whether as an electronic file or as a hyperlink to an electronic file.

(c)       Borrower shall have made principal reduction payments to the Loan to bring the current principal balance to $27,450,000.

(d)       Borrower shall have provided such information and documents as required by Lender to show a Debt Service Coverage of at least 2.45 to 1.00.

(e)       Lender has waived the requirement for a new appraisal of the Property.

5.               Release of Initial Term Guarantor. Upon the execution and delivery of the Modification Documents, Lender agrees that the Initial Term Guaranty shall be of no further force and effect and Initial Term Guarantor shall be released from the obligations thereunder.

6.               Expenses. As a condition precedent to the agreements contained herein, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with this Agreement, including, without limitation, title charges, recording fees, appraisal fees and attorneys' fees and expenses.

7.               Miscellaneous.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

(b)            This Agreement shall not be construed more strictly against Lender than against Borrower or Guarantors merely by virtue of the fact that the same has been prepared by counsel for Lender, it being recognized that Borrower, Guarantors and Lender have contributed substantially and materially to the preparation of this Agreement, and Borrower, Guarantors and Lender each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Agreement. Each of the parties to this Agreement represents that it has been advised by its respective counsel of the legal and practical effect of this Agreement, and recognizes that it is executing and delivering this Agreement, intending thereby to be legally bound by the terms and provisions thereof, of its own free will, without promises or threats or the exertion of duress upon it. The signatories hereto state that they have read and understand this Agreement, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.

(c)            Notwithstanding the execution of this Agreement by Lender, the same shall not be deemed to constitute Lender a venturer or partner of or in any way associated with Borrower or Guarantors nor shall privity of contract be presumed to have been established with any third party.

(d)            Borrower, Guarantors and Lender each acknowledges that there are no other understandings, agreements or representations, either oral or written, express or implied, that are not embodied in the Loan Documents and this Agreement, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantors and Lender; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Agreement. Except as expressly modified hereby, the terms of the Loan Documents are and remain unmodified and in full force and effect.

(e)            This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(f)              Any references to the “Loan Agreement”, the "Note", the "Deed of Trust" or the "Loan Documents" contained in any of the Loan Documents shall be deemed to refer to the Loan Agreement, the Note, the Deed of Trust and the other Loan Documents as amended hereby. The paragraph and section headings used herein are for convenience only and shall not limit the substantive provisions hereof. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(g)            This Agreement may be executed in one or more counterparts, all of which, when taken together, shall constitute one original Agreement.

(h)            Time is of the essence of each of Borrower's obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Modification of Loan Documents as of the day and year first above written.

LENDER: PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation		BORROWER: IRESI FREDERICK MARKET SQUARE, L.L.C., a Delaware limited liability company

By:	/s/ Marianne L. Wagener	By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member
Name:	Marianne L. Wagener
Title:	Senior Vice President	By:	Inland Residential Properties Trust,
Inc., a Maryland corporation, its general partner

		By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title:	V.P., Treasurer & Chief Accounting Officer

GUARANTORS: INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

		By:	/s/ Gail P. Gress
		Name:	Gail P. Gress
		Title:	Senior Vice President

INLAND RESIDENTIAL PROPERTIES TRUST, INC., a Maryland corporation

		By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title:	V.P., Treasurer & Chief Accounting Officer